THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
(ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                    5:00 P.M., NEW YORK TIME, April 22, 2004

No. W-05                                                         18,461 Warrants


                              WARRANT CERTIFICATE


         This Warrant Certificate certifies that Ronald Heineman, or registered assigns, is the registered holder of 18,461 Warrants to purchase initially, at any time from March 15, 2000 until 5:00 p.m. New York time on April 22, 2004 ("Expiration Date"), up to 18,461 Shares of common stock, $.01 par value ("Common Stock") of LOG ON AMERICA, INC., a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $16.50 per Share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, or by surrender of this Warrant Certificate in lieu of cash payment, but subject to the conditions set forth herein and in the warrant agreement dated as of April 22, 1999 between the Company and Dirks & Company, Inc. (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate.

         No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder a new Warrant Certificate representing such Warrant.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of March __, 2000




                                        LOG ON AMERICA, INC.



[SEAL]                                  By: /s/ David R. Paolo
                                           -------------------------------------
                                           David R. Paolo
                                           President and Chief Executive Officer


Attest:


/s/ Raymond E. Paolo
---------------------
Raymond E. Paolo
Secretary

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.11]


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ___________ Shares and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Log On America, Inc. in the amount of $___________, all in accordance with the terms of Section
3.1 of the Representative's Warrant Agreement, dated as of April 22, 1999, between Log On America, Inc. and Dirks & Company, Inc. The undersigned requests that certificates for such securities be registered in the name of __________________ whose address is __________________________________ and that such certificates be delivered to ______________________ whose address is
________________________________________________________________________________
________________________________________________________________________ .

Dated:


                                  Signature:____________________________________
                                  (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                                  ______________________________________________
                                                (Insert Social Security or Other
                                                Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]



            (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)


         FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto

________________________________________________________________________________
                 (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:___________________         Signature:____________________________________
                                  (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                                  ______________________________________________
                                                (Insert Social Security or Other
                                                Identifying Number of Holder)

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
(ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

                            EXERCISABLE ON OR BEFORE
                    5:00 P.M., NEW YORK TIME, April 22, 2004

No. W-04                                                          6,964 Warrants


                              WARRANT CERTIFICATE


         This Warrant Certificate certifies that Ronald Heineman, or registered assigns, is the registered holder of 6,964 Warrants to purchase initially, at any time from March 15, 2000 until 5:00 p.m. New York time on April 22, 2004 ("Expiration Date"), up to 6,964 Shares of common stock, $.01 par value ("Common Stock") of LOG ON AMERICA, INC., a Delaware corporation (the "Company"), at the initial exercise price, subject to adjustment in certain events (the "Exercise Price"), of $16.50 per Share upon surrender of this Warrant Certificate and payment of the Exercise Price at an office or agency of the Company, or by surrender of this Warrant Certificate in lieu of cash payment, but subject to the conditions set forth herein and in the warrant agreement dated as of April 22, 1999 between the Company and Dirks & Company, Inc. (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or official bank check in New York Clearing House funds payable to the order of the Company or by surrender of this Warrant Certificate.

         No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

         The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

         The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

         Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

         Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder a new Warrant Certificate representing such Warrant.

         The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary. All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate seal.

Dated as of March __, 2000




                                        LOG ON AMERICA, INC.



[SEAL]                                  By: /s/ David R. Paolo
                                           -------------------------------------
                                           David R. Paolo
                                           President and Chief Executive Officer


Attest:


/s/ Raymond E. Paolo
---------------------
Raymond E. Paolo
Secretary

             [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3.11]


         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ___________ Shares and herewith tenders in payment for such securities a certified or official bank check payable in New York Clearing House Funds to the order of Log On America, Inc. in the amount of $___________, all in accordance with the terms of Section
3.1 of the Representative's Warrant Agreement, dated as of April 22, 1999, between Log On America, Inc. and Dirks & Company, Inc. The undersigned requests that certificates for such securities be registered in the name of __________________ whose address is __________________________________ and that such certificates be delivered to ______________________ whose address is
________________________________________________________________________________
________________________________________________________________________ .

Dated:


                                  Signature:____________________________________
                                  (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                                  ______________________________________________
                                                (Insert Social Security or Other
                                                Identifying Number of Holder)

                              [FORM OF ASSIGNMENT]



            (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)


         FOR VALUE RECEIVED _______________ hereby sells, assigns and transfers unto

________________________________________________________________________________
                 (Please print name and address of transferee)

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:___________________         Signature:____________________________________
                                  (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


                                  ______________________________________________
                                                (Insert Social Security or Other
                                                Identifying Number of Holder)